                                                                   Exhibit 23.1




                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Go2Net, Inc.:


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-63729) pertaining to the Go2Net, Inc. 1996 Stock Option Plan and Silicon Investor, Inc. 1996 Stock Plan, the Registration Statement (Form S-3 No. 333-63725) pertaining to the registration of 1,295,536 shares of Common Stock of Go2Net, Inc., the Registration Statement (Form S-3 No. 333-76069) pertaining to the registration of 717,390 shares of Common Stock of Go2Net, Inc., the Registration Statement (Form S-8 No. 333-76071) pertaining to the Go2Net, Inc. 1996 Stock Option Plan and Web21 Stock Option Plan, the Registration Statement (Form S-8 No. 333-82765) pertaining to the Authorize.Net Corporation 1999 Stock Incentive Plan, the Haggle Online, Inc. Stock Option Agreement, and the IQC Corporation Stock Option Agreement, the Registration Statement (Form S-3 No. 333-82773) pertaining to the registration of 1,512,514 shares of Common Stock of Go2Net, Inc. and the Registration Statement (Form S-3 No. 333-86529) pertaining to registration of 686,900 shares of Common Stock of Go2Net, Inc. of our report dated August 31, 1999 with respect to the balance sheets of Authorize.Net Corporation as of December 31, 1997 and 1998 and the related statements of operations, shareholders' equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 1998, included herein.



Seattle, Washington                                        KPMG LLP
September 10, 1999


                                       1